                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           THE PORTUGAL FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

THE PORTUGAL FUND, INC.
One Citicorp Center
153 East 53rd Street
New York, New York 10022

                         THE PORTUGAL FUND, INC.
                    POSTPONES ITS 1999 ANNUAL MEETING

FOR IMMEDIATE RELEASE

MAY 12, 1999

CONTACT:  INVESTOR RELATIONS
          CREDIT SUISSE ASSET MANAGEMENT
          1-800-293-1232

     New York, New York. The Portugal Fund, Inc. (NYSE:PGF) announced today that its Board of Directors has decided to postpone the Fund's 1999 annual shareholders' meeting until further notice.

     The meeting, which was scheduled for May 20, 1999, is being postponed in order to give the Board of Directors sufficient time to evaluate proposals from Credit Suisse Asset Management, the Fund's investment adviser, which would have the effect of reducing or eliminating the discount to net asset value at which the Fund's shares are trading. The Board of Directors is considering these proposals in view of the evolution of the Portuguese securities markets since the Fund was created and the impact of the introduction of the Euro, resulting in enhanced investment opportunities.

     On May 11, 1999, the Fund's per share net asset value was $16.34 and the per share market price on New York Stock Exchange was $14.125, representing a 13.6% discount from net asset value.

     The Fund is a non-diversified, closed-end U.S. registered management investment company managed by Credit Suisse Asset Management. As of May 11, 1999, the Fund's total net assets were approximately $87.1 million.